Exhibit 99.1

News Release

ON Semiconductor Reports First Quarter 2017 Results

•	GAAP revenue of $1,436.7 million and non-GAAP revenue of $1,281.6 million

•	GAAP gross margin of 35.0 percent and non-GAAP gross margin of 35.4 percent

•	GAAP operating margin of 12.8 percent and non-GAAP operating margin of 13.2 percent

•	Operating cash flow of $208.5 million and free cash flow of $155.8 million

PHOENIX, Ariz. – May 7, 2017 – ON Semiconductor Corporation (Nasdaq: ON) (the “Company”) today announced financial results for the first quarter of 2017. Total GAAP revenue in the first quarter of 2017 was $1,436.7 million, up approximately 76 percent compared to the same quarter last year, and up approximately 14 percent as compared to revenue in the prior quarter. Non-GAAP revenue, which excludes the one-time impact from a change in revenue recognition to the “sell-in” method from the “sell-through” method, was $1,281.6 million, up approximately 57 percent as compared to the same quarter last year, and up approximately two percent as compared to revenue in the prior quarter.

“We continue to demonstrate strong growth in our revenue and profitability, and our free cash flow generation has improved significantly year over year,” said Keith Jackson, president and CEO of ON Semiconductor. “With a broad portfolio of analog, power and sensor products, operating leverage, and synergies from our acquisition of Fairchild, we believe that we are well positioned to benefit from improving industry demand environment.”

Mr. Jackson continued, “business conditions continue to improve across most end-markets and geographies. Our momentum in key end-markets, including industrial, automotive and communications remains strong. Commentary from our global customers in industrial, automotive and communications end-markets and macro-economic data point to improving business trends in 2017.”

First Quarter Results (GAAP)

(in millions, except per share data)	1Q 2017	1Q 2016	Year-Over- Year Change	4Q 2016	Sequential Change
Revenues	$1,436.7	$817.2	76%	$1,261.0	14%
Gross Profit	503.3	275.5	83%	384.5	31%
Operating Income	183.4	58.4	214%	55.7	229%
Income Before Income Taxes	115.0	41.7	176%	18.2	532%

Net Income	78.2	36.0	117%	110.9	(29)%

Diluted Earnings Per Share	0.18	0.09	100%	0.26	(31)%

Diluted Share Count	425.8	415.5	2%	426.9	—%

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ON Semiconductor Reports First Quarter 2017 Results

First Quarter Results (Non-GAAP)

(in millions)	1Q 2017	1Q 2016	Year-Over- Year Change	4Q 2016	Sequential Change
Revenues	$1,281.6	$817.2	57%	$1,261.0	2%
Gross Profit	454.1	275.5	65%	443.3	2%
Operating Income	169.2	86.3	96%	162.2	4%
Income Before Income Taxes	133.2	76.1	75%	132.0	1%
Diluted Share Count	425.8	415.5	2%	426.9	—%

First Quarter Key Cash Flow Items

(in millions)	1Q 2017	1Q 2016	Year-Over- Year Change	4Q 2016	Sequential Change
Cash Taxes	$18.4	$5.4	241%	$8.2	124%
Operating Cash Flow	208.5	114.9	81%	229.4	(9)%
Free Cash Flow	155.8	42.0	271%	179.5	(13)%

Changes to Distributor Revenue Recognition

Effective Jan. 1, 2017, ON Semiconductor began recognizing revenue at the time it ships products to distributors with appropriate provisions for future price adjustments and returns (the “sell-in” method).

Prior to transitioning to the “sell-in” method, the Company utilized the “sell-through” method pursuant to which it deferred the recognition of revenue until distributors reported that they had sold the Company’s products to end customers. The Company historically has utilized the “sell-through” method due to its inability to reasonably estimate the provisions for future price adjustments and returns necessary for “sell-in” revenue recognition. As a result of improvements in the Company’s systems and processes for sales in to the distribution channel implemented during the first quarter of 2017, the Company concluded that it is now able to reasonably estimate returns and pricing concessions such as ship and credit rights.

As a result of the change in the Company’s revenue recognition methodology, revenues for the first quarter of 2017 included a one-time adjustment, which has been excluded from the Company’s non-GAAP revenues in the table under the heading “First Quarter Results (non-GAAP).”

Definitions of the non-GAAP measures used in this release and reconciliation of non-GAAP financial measures used in this release to the Company’s most directly comparable measures prepared in accordance with GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com. Additional information on revenue by end-market, region, distribution channel, business units and share count can be found on the “Investor Relations” section of our website.

SECOND QUARTER 2017 OUTLOOK

Based on product booking trends, backlog levels, and estimated turns levels, the Company anticipates that total revenue will be approximately $1,285 to $1,335 million in the second quarter of 2017. Backlog levels for the second quarter of 2017 represent approximately 80 to 85 percent of anticipated second quarter 2017 revenue. The outlook for the second quarter of 2017 includes anticipated stock-based compensation expense of approximately $20 million to $22 million. Net cash paid for income taxes is expected to be $12 million to $16 million.

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ON Semiconductor Reports First Quarter 2017 Results

The following table outlines ON Semiconductor’s projected second quarter of 2017 GAAP and non-GAAP outlook.

	Total ON Semiconductor GAAP	Special Items***	Total ON Semiconductor Non-GAAP****
Revenue	$1,285 to $1,335 million		$1,285 to $1,335 million
Gross Margin	34.5% to 36.4%	0.2% to 0.3%	34.7% to 36.7%
Operating Expenses	$311 to $332 million	$30 to $37 million	$281 to $295 million
Other Income and Expense (including interest expense), net	$35 to $38 million	$8 to $9 million*	$27 to $29 million
Diluted Share Count **	427 million		427 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 470: Debt.
**	Diluted share count can vary for, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $18.50, the non-GAAP diluted share count and non-GAAP net income per share includes the impact of the Company’s hedge transactions, issued concurrently with our 1.00% convertible notes. As such, at an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% convertible notes. In periods when the quarterly average stock price per share exceeds $20.72, the Non-GAAP diluted share count and non-GAAP net income per share includes the anti-dilutive impact of the Company’s hedge transactions, issued concurrently with the 1.625% convertible notes. As such, at an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% Notes.
***	Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items could change significantly and are subject to swings from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact of these special items. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.
****	We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 9 a.m. Eastern Time (EST) on May 8, 2017, to discuss this announcement and ON Semiconductor’s results for the first quarter of 2017. The company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (877) 356-3762 (U.S./Canada)

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ON Semiconductor Reports First Quarter 2017 Results

or (262) 558-6155 (International). In order to join this conference call, you will be required to provide the Conference ID Number - which is 10094642.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance and ethics program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

Contacts

Kris Pugsley	Parag Agarwal
Corporate/Media Communications	Vice President Investor Relations and Corporate Development
ON Semiconductor	ON Semiconductor
(312) 909-0661	(602) 244-3437
kris.pugsley@onsemi.com	investor@onsemi.com

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating performance; economic conditions and markets (including current financial conditions); effects of exchange rate fluctuations; the cyclical nature of the semiconductor industry; changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks; enforcement and protection of our IP rights and related risks; risks related to the security of our information systems and secured network; availability of raw materials, electricity, gas, water and other supply chain uncertainties; our ability to effectively shift production to other facilities when required in order to maintain supply continuity for our customers; variable demand and the aggressive pricing environment for semiconductor products; our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products; legislative, regulatory and economic developments; competitor actions, including the adverse impact of competitor product announcements; pricing and gross profit pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses and realization of cost savings and synergies from restructurings; significant litigation; risks associated with decisions to expend cash reserves for various uses in accordance with our capital allocation policy such as debt prepayment, stock repurchases, or acquisitions rather than to retain such cash for future needs; risks associated with acquisitions and dispositions (including from integrating and consolidating and timely filing financial information with the SEC for acquired businesses and difficulties encountered in accurately predicting the future financial performance of acquired businesses); risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in place from time to time; risks associated with our worldwide operations, including foreign employment and labor matters associated with unions and collective bargaining arrangements, as well as man-made and/or natural

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ON Semiconductor Reports First Quarter 2017 Results

disasters affecting our operations and finances/financials; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; risks related to new legal requirements, including laws, rules and regulations related to taxes; risks involving environmental or other governmental regulation; and risks associated with our acquisition of Fairchild, including: (1) IP litigation matters relating to Fairchild and litigation challenging the transaction; (2) our ability to retain key personnel; (3) competitive responses to the transaction; (4) unexpected costs, charges or expenses resulting from the transaction; (5) adverse reactions or changes to business relationships resulting from the transaction; (6) our ability to realize the benefits of the acquisition of Fairchild; (7) delays, challenges and expenses associated with integrating the businesses; and (8) our ability to comply with the terms of the indebtedness incurred in connection with the transaction. Additional factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in the 2016 Annual Report on Form 10-K filed with the SEC on February 28, 2017 (“2016 Form 10-K”), Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should carefully consider the trends, risks and uncertainties described in this document, our 2016 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

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ON Semiconductor Reports First Quarter 2017 Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Quarter Ended
	March 31, 2017	December 31, 2016	April 1, 2016
Revenues	$1,436.7	$1,261.0	$817.2
Cost of revenues (exclusive of amortization shown below)	933.4	876.5	541.7

Gross profit	503.3	384.5	275.5
Gross margin	35.0%	30.5%	33.7%
Operating expenses:
Research and development	140.0	139.8	98.0
Selling and marketing	77.5	79.4	49.2
General and administrative	68.4	72.2	44.5
Amortization of acquisition-related intangible assets	29.1	32.9	23.7
Restructuring, asset impairments and other, net	0.5	4.5	1.7
Intangible asset impairment	4.4	—	—

Total operating expenses	319.9	328.8	217.1

Operating income	183.4	55.7	58.4

Other income (expense), net:
Interest expense	(38.4)	(40.9)	(15.6)
Interest income	0.6	0.7	0.3
Loss on debt refinancing and prepayment	(26.2)	—	—
Other	(4.4)	2.7	(1.4)

Other (expense) income, net	(68.4)	(37.5)	(16.7)

Income before income taxes	115.0	18.2	41.7
Income tax provision	(36.3)	93.5	(5.3)

Net income	78.7	111.7	36.4
Less: Net income attributable to non-controlling interest	(0.5)	(0.8)	(0.4)

Net income attributable to ON Semiconductor Corporation	$78.2	$110.9	$36.0

Net income per common share attributable to ON Semiconductor Corporation:
Basic	$0.19	$0.27	$0.09

Diluted	$0.18	$0.26	$0.09

Weighted average common shares outstanding:
Basic	419.8	417.3	412.6

Diluted	425.8	426.9	415.5

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ON Semiconductor Reports First Quarter 2017 Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	As of
	March 31, 2017	December 31, 2016	April 1, 2016
Assets
Cash and cash equivalents	$728.9	$1,028.1	$619.5
Receivables, net	678.2	629.8	428.2
Inventories	1,011.4	1,030.2	759.7
Other current assets	190.6	181.0	94.3

Total current assets	2,609.1	2,869.1	1,901.7
Property, plant and equipment, net	2,156.1	2,159.1	1,270.4
Goodwill	924.7	924.7	270.6
Intangible assets, net	730.5	762.1	302.3
Deferred tax assets	143.9	138.9	43.2
Other assets	73.1	70.5	66.9

Total assets	$6,637.4	$6,924.4	$3,855.1

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$464.0	$434.0	$305.9
Accrued expenses	475.2	405.0	245.2
Deferred income on sales to distributors	—	109.8	112.9
Current portion of long-term debt	272.8	553.8	525.4

Total current liabilities	1,212.0	1,502.6	1,189.4
Long-term debt	2,986.8	3,068.5	835.1
Deferred tax liabilities	246.0	288.9	16.9
Other long-term liabilities	194.3	186.5	135.6

Total liabilities	4,639.1	5,046.5	2,177.0

2.625% Notes, Series B - Redeemable conversion feature	—	32.9	—

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.5	5.4	5.4
Additional paid-in capital	3,510.6	3,473.3	3,437.0
Accumulated other comprehensive loss	(43.1)	(50.2)	(41.3)
Accumulated deficit	(381.0)	(527.3)	(673.4)
Less: Treasury stock, at cost	(1,116.0)	(1,078.0)	(1,073.7)

Total ON Semiconductor Corporation stockholders’ equity	1,976.0	1,823.2	1,654.0
Non-controlling interest in consolidated subsidiary	22.3	21.8	24.1

Total stockholders’ equity	1,998.3	1,845.0	1,678.1

Total liabilities and equity	$6,637.4	$6,924.4	$3,855.1

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ON Semiconductor Reports First Quarter 2017 Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended
	March 31, 2017	December 31, 2016	April 1, 2016
Net income	$78.7	$111.7	$36.4
Adjusted for:
Restructuring, asset impairments and other, net	0.5	4.5	1.7
Intangible asset impairment	4.4	—	—
Interest expense	38.4	40.9	15.6
Interest income	(0.6)	(0.7)	(0.3)
Loss on debt refinancing and prepayment	26.2	—	—
Income tax provision (benefit)	36.3	(93.5)	5.3
Net income attributable to non-controlling interest	(0.5)	(0.8)	(0.4)
Depreciation and amortization	114.3	120.0	80.7
Actuarial losses on pension plans and other pension benefits	—	10.0	—
Amortization of fair market value step-up of inventory	9.8	55.6	—
Sell-through to sell-in adjustment	(59.0)	—	—
Adjustment to contingent consideration	1.5	0.8	—
Third party acquisition related costs	1.0	3.5	2.5

Adjusted EBITDA	251.0	252.0	141.5
Increase (decrease):
Restructuring, asset impairments and other, net	(0.5)	(4.5)	(1.7)
Interest expense	(38.4)	(40.9)	(15.6)
Interest income	0.6	0.7	0.3
Income tax provision (benefit)	(36.3)	93.5	(5.3)
Net income attributable to non-controlling interest	0.5	0.8	0.4
Actuarial losses on pension plans and other pension benefits	—	(10.0)	—
Amortization of fair market value step-up of inventory	(9.8)	(55.6)	—
Third party acquisition related costs	(1.0)	(3.5)	(2.5)
Sell-through to sell-in adjustment	59.0	—	—
Loss (gain) on sale or disposal of fixed assets	2.9	0.9	(0.1)
Amortization of debt discount and issuance costs	4.5	4.6	1.0
Write-down of excess inventories	14.2	26.1	17.9
Adjustment to contingent consideration	(1.5)	(0.8)	—
Payments for term debt modification	(2.4)	—	—
Non-cash asset impairment charges	—	0.5	—

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ON Semiconductor Reports First Quarter 2017 Results

Non-cash share-based compensation expense	15.1	14.2	11.6
Non-cash interest on convertible notes	4.7	6.4	6.5
Change in deferred taxes	36.2	(103.6)	1.1
Other	1.5	(1.9)	1.5
Changes in operating assets and liabilities	(91.8)	50.5	(41.7)

Net cash provided by operating activities	$208.5	$229.4	$114.9

Cash flows from investing activities:
Purchases of property, plant and equipment	$(52.7)	$(49.9)	$(72.9)
Proceeds from sales of property, plant and equipment	0.2	—	0.3
Deposits utilized for purchases of property, plant and equipment	(0.2)	(3.1)	1.8
Purchase of business, net of cash acquired	(0.8)	(6.8)	—
Purchases of held-to-maturity securities	(1.6)	—	—

Net cash used in investing activities	$(55.1)	$(59.8)	$(70.8)

Cash flows from financing activities:
Proceeds from issuance of common stock under the employee stock purchase plan	$5.9	$4.1	$3.6
Proceeds from exercise of stock options	7.5	9.8	1.6
Payments of tax withholding for restricted shares	(13.0)	(1.9)	(8.0)
Repurchase of common stock	(25.0)	—	—
Proceeds from debt issuance	689.8	5.0	4.5
Purchase of convertible note hedges	(144.7)	—	—
Proceeds from issuance of warrants	85.2	—	—
Payments of debt issuance and other financing costs	(0.8)	(0.3)	(1.2)
Repayment of long-term debt	(1,054.4)	(26.2)	(38.4)
Payment of capital lease obligations	(5.4)	(2.7)	(6.6)
Dividend to non-controlling shareholder of consolidated subsidiary	—	(2.4)	—

Net cash used in financing activities	$(454.9)	$(14.6)	$(44.5)

Effect of exchange rate changes on cash and cash equivalents	$2.3	$(7.4)	$2.3

Net increase (decrease) in cash and cash equivalents	$(299.2)	$147.6	$1.9
Cash and cash equivalents, beginning of period	$1,028.1	$880.5	$617.6

Cash and cash equivalents, end of period	$728.9	$1,028.1	$619.5

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ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended
	March 31, 2017	December 31, 2016	April 1, 2016
Reconciliation of GAAP revenue to non-GAAP revenue:
GAAP revenue	$1,436.7	$1,261.0	$817.2
Special items:
a) Sell-through to sell-in adjustment	(155.1)	—	—

Total special items	(155.1)	—	—

Non-GAAP revenue	$1,281.6	$1,261.0	$817.2

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$503.3	$384.5	$275.5

Special items:
a) Actuarial losses on pension plans and other pension benefits	—	3.2	—
b) Expensing of appraised inventory at fair market value step up	9.8	55.6	—
c) Sell-through to sell-in adjustment	(59.0)	—	—

Total special items	(49.2)	58.8	—

Non-GAAP gross profit	$454.1	$443.3	$275.5

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	35.0%	30.5%	33.7%

Special items:
a) Actuarial losses on pension plans and other pension benefits	—%	0.3%	—%
b) Expensing of appraised inventory at fair market value step up	0.7%	4.4%	—%
c) Sell-through to sell-in adjustment	(0.3)%	—%	—%

Total special items	0.4%	4.7%	—%

Non-GAAP gross margin	35.4%	35.2%	33.7%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$319.9	$328.8	$217.1

Special items:
a) Amortization of acquisition related intangible assets	(29.1)	(32.9)	(23.7)
b) Actuarial losses on pension plans and other pension benefits	—	(6.8)	—
c) Restructuring, asset impairments and other, net	(0.5)	(4.5)	(1.7)
d) Intangible asset impairments	(4.4)	—	—
e) Third party acquisition related costs	(1.0)	(3.5)	(2.5)

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ON Semiconductor Reports First Quarter 2017 Results

Total special items	(35.0)	(47.7)	(27.9)

Non-GAAP operating expenses	$284.9	$281.1	$189.2

Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$183.4	$55.7	$58.4

Special items:
a) Actuarial losses on pension plans and other pension benefits (cost of revenues)	—	3.2	—
b) Expensing of appraised inventory at fair market value step up	9.8	55.6	—
c) Sell-through to sell-in adjustment	(59.0)	—	—
d) Amortization of acquisition related intangible assets	29.1	32.9	23.7
e) Actuarial losses on pension plans and other pension benefits (operating expenses)	—	6.8	—
f) Restructuring, asset impairments and other, net	0.5	4.5	1.7
g) Intangible asset impairments	4.4	—	—
h) Third party acquisition related costs	1.0	3.5	2.5

Total special items	(14.2)	106.5	27.9

Non-GAAP operating income	$169.2	$162.2	$86.3

	Quarter Ended
	March 31, 2017	December 31, 2016	April 1, 2016
Reconciliation of GAAP operating margin to non-GAAP operating margin (operating income / revenues):
GAAP operating margin	12.8%	4.4%	7.1%

Special items:
a) Actuarial losses on pension plans and other pension benefits (cost of revenues)	—%	0.3%	—%
b) Expensing of appraised inventory at fair market value step up	0.7%	4.4%	—%
c) Sell-through to sell-in adjustment	(2.7)%	—%	—%
d) Amortization of acquisition related intangible assets	2.0%	2.6%	2.9%
e) Actuarial losses on pension plans and other pension benefits (operating expenses)	—%	0.5%	—%
f) Restructuring, asset impairments and other, net	—%	0.4%	0.2%
g) Intangible asset impairments	0.3%	—%	—%
h) Third party acquisition related costs	0.1%	0.3%	0.3%

Total special items	0.4%	8.5%	3.4%

Non-GAAP operating margin	13.2%	12.9%	10.6%

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ON Semiconductor Reports First Quarter 2017 Results

Reconciliation of GAAP income before income taxes to non-GAAP income before income taxes:
GAAP income before income taxes	$115.0	$18.2	$41.7

Special items:
a) Actuarial losses on pension plans and other pension benefits (cost of revenues)	—	3.2	—
b) Expensing of appraised inventory at fair market value	9.8	55.6	—
c) Sell-through to sell-in adjustment	(59.0)	—
d) Amortization of acquisition related intangible assets (operating expenses)	29.1	32.9	23.7
e) Actuarial losses on pension plans and other pension benefits (operating expenses)	—	6.8	—
f) Restructuring, asset impairments and other, net	0.5	4.5	1.7
g) Intangible asset impairments	4.4	—	—
h) Third party acquisition related costs	1.0	3.5	2.5
i) Loss on debt refinancing and prepayment	26.2	—	—
j) Non-cash interest on convertible notes	4.7	6.5	6.5
k) Adjustment to contingent consideration	1.5	0.8	—

h) Total special items	18.2	113.8	34.4

Non-GAAP income before income taxes	$133.2	$132.0	$76.1

Reconciliation of Net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$208.5	$229.4	$114.9
Special items:
a) Purchases of property, plant and equipment	(52.7)	(49.9)	(72.9)

Total special items	(52.7)	(49.9)	(72.9)

Free cash flow	$155.8	$179.5	$42.0

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

Total share-based compensation expense, related to the Company’s stock options, restricted stock units, stock grant awards and employee stock purchase plan is included below.

	Quarter Ended
	March 31, 2017	December 31, 2016	April 1, 2016
Cost of revenues	$1.5	$2.0	$1.9
Research and development	2.9	2.8	2.5
Selling and marketing	2.8	2.6	2.1
General and administrative	7.9	6.8	5.1

Total share-based compensation expense	$15.1	$14.2	$11.6

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ON Semiconductor Reports First Quarter 2017 Results

Non-GAAP Measures

To supplement the consolidated financial results prepared in accordance with GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition related costs, and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. In addition, we believe that most analysts covering ON Semiconductor use the non-GAAP measures. Given management’s and other relevant use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Adjusted EBITDA

Represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance-based equity awards. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP Operating Profit and Operating Margin

The use of non-GAAP operating profit and operating margin allows management to evaluate, among other things, the operating margin and operating profit of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, amortization of intangible assets, third party acquisition related costs, and restructuring charges. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets,

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ON Semiconductor Reports First Quarter 2017 Results

obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Income Before Income Taxes

The use of non-GAAP income before income taxes allows management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition related costs, and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, setting targets, and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against that of other companies in our industry.

Diluted Share Count

In periods when the quarterly average stock price per share exceeds $18.50, the Non-GAAP diluted share count includes the anti-dilutive impact of the company’s hedge transactions, issued concurrently with the 1.00% Notes. As such, at an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% Notes.

In periods when the quarterly average stock price per share exceeds $20.72, the Non-GAAP diluted share count includes the anti-dilutive impact of the company’s hedge transactions, issued concurrently with the 1.625% Notes. As such, at an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% Notes.

Non-GAAP Revenue

The use of non-GAAP Revenue allows management to evaluate, among other things, the revenue from the company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items such as the impact of the change in revenue recognition on distributor sales. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities. Free cash flow is not an alternate to cash flows from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to

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enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

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